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                                                                  EXHIBIT 3.1(d)

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                    TENNECO UNITED KINGDOM HOLDINGS LIMITED

                                 WITH AND INTO

                                 TENNECO INC.

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                        Pursuant to Section 253 of the
             General Corporation of Law of the States of Delaware

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        TENNECO INC., a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of TENNECO

UNITED KINGDOM HOLDINGS LIMITED, a Delaware corporation (the "Subsidiary") with and into the Company, with the Company remaining as the surviving corporation:

        FIRST:  The Company is incorporated pursuant to the General Corporation

Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

        SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.
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        THIRD:  The Board of Directors of the Company, by the following resolutions duly adopted on July 8, 1997, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

                      WHEREAS, TENNECO INC., a
                  Delaware corporation (the "Company"), owns all of the outstanding shares of the capital stock of TENNECO UNITED KINGDOM
                  HOLDINGS LIMITED, a Delaware corpora-
                  tion ("Subsidiary");and

                      WHEREAS, the Board of Directors of
                  the Company has deemed it advisable that the Subsidiary be merged with and into the Com-pany pursuant to Section 253 of the General Corporation Law of the State of Delaware;

                      NOW, THEREFORE, BE IT AND IT HEREBY IS

                      RESOLVED, that the Subsidiary be
                  merged with and into the Company (the
                  "Merger"); and it is further

                      RESOLVED, that by virtue of the
                  Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Com-pany immediately prior to the Merger; and it is further

                      RESOLVED, that by virtue of the
                  Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and it is further

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                      RESOLVED, that the proper officers
                  of the Company be and they hereby are autho-rized and directed to make, execute and ac-knowledge, in the name and under the corpo-rate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectu-ate the purpose and intent of the resolutions relating to the Merger; and it is further

        FOURTH: The Company shall be the surviving corporation of the Merger.

        FIFTH:  The certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation.

        IN WITNESS WHEREOF, the Company has caused this Certificate of

Ownership and Merger to be executed by its duly authorized officer this 8th day of July, 1997.


                                 TENNECO INC.

                                 By: /s/ Karl A. Stewart
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                                     Name: Karl A. Stewart
                                     Office: Vice President and Secretary

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